UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2008

AgFeed Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33674	20-2597168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rm. A1001-1002, Tower 16
Hengmao Int'l Center
333 S. Guangchang Rd.
Nanchang City, Jiangxi Province
                       China, 330003
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: 86-0791-6669099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2008, Mr. Gerard Daignault was employed to serve as Chief Operating Officer of AgFeed Industries, Inc. ("AgFeed" or the "Company"). Mr. Daignault, age 50, was founder and managing director of Spectrum Agribusiness LLC from October 2007 until August 2008. Prior to founding Spectrum Agribusiness, Mr. Daignault served as CFO/Director of Finance for PIC North America, Inc. from May 2004 to October 2007 through the acquisition by Genus PLC of Sygen PLC (parent company of PIC North America, Inc.) in December 2005. During his 26+ year career, Mr. Daignault has held a number of financial and managerial positions including 18 years at the CFO level for domestic and international agribusiness, including Purina Mills LLC, PMAG Products (a subsidiary of Tate & Lyle, N.A.), and Newsham Hybrid Genetics. He has a Bachelor’s degree in finance and accounting from the University of Missouri in 1979.

Nanchang Best Animal Husbandry Co., Ltd., a subsidiary of AgFeed, entered into an Employment Agreement with Mr. Daignault on August 19, 2008, to serve as AgFeed's Chief Operating Officer. The current term of Mr. Daignault’s Employment Agreement ends on August 19, 2011, and the agreement term automatically renews for successive biennial terms unless terminated in advance of the end of the initial term or any renewal term.

Pursuant to the Employment Agreement, Mr. Daignault is entitled to the following: (i) an initial base salary of $216,000, (ii) a potential bonus, (iii) two weeks of paid vacation, (iv) reimbursement of pre-approved business expenses and (v) living expenses while traveling in the People's Republic of China. In the event of Mr. Daignault's termination without "cause," or in the event of death or disability or a "constructive termination," the Company shall pay the Executive a lump sum severance amount commensurate with the length of his service. Additionally, subject to appropriate approvals, including approval of the Compensation Committee of AgFeed's Board of Directors, Mr. Daignault was granted a stock option to acquire 100,000 shares of AgFeed's common stock, par value $0.001 per share, under AgFeed's 2008 Long-Term Incentive Plan (the "Plan") which will vest in two installments: 66,667 shares vesting on the second anniversary and 33,333 shares vesting on the third anniversary of the date of the grant provided that Mr. Daignault is employed by the Company on such vesting dates. In the event that he ceases to be employed by AgFeed prior to the initial vesting date, the option is forfeited and deemed void and of no effect.

For purposes of the employment agreement: (X) "cause" means (1) a refusal, failure, or inability to perform any reasonable assigned duties; (2) a material breach or violation of this Agreement; (3) conduct that constitutes gross negligence or wilful misconduct; (4) material failure to follow AgFeed's or the Company's policies, directives, or orders applicable to AgFeed or Company employees holding comparable positions; (5) intentional destruction or theft of AgFeed or Company property or falsifications of AgFeed or Company documents; (6) conviction of a felony or any crime involving moral turpitude or a misdemeanor where imprisonment in excess of fifteen (15) days is imposed; or (7) violation of AgFeed's Code of Conduct and (Y) "constructive termination" generally means (1) material reduction of the scope of Mr. Daignault's duties for forty (40) consecutive business days, (2) a material reduction in base salary, or (3) continued assignment to him of any duties materially inconsistent with the level of his position with the Company.

Item 7.01     Regulation FD Disclosure.

On August 20, 2008, AgFeed issued a press release announcing the appointment of Mr. Daignault to the position of Chief Operating Officer of AgFeed. A copy of the press release is attached hereto as Exhibit 99.1.

This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of AgFeed under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description of Exhibit

10.16	Employment Agreement, dated as of the 19th day of August, 2008, by and between Nanchang Best Animal Husbandry Co., Ltd. and Gerard Daignault

99.1	Press Release of AgFeed Industries, Inc. dated August 20, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 20, 2008

AGFEED INDUSTRIES, INC.

By:	/s/ Junhong Xiong
Junhong Xiong
Chief Executive Officer